EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement filed on Form S-8 (No. 33-29268) of Flotek Industries, Inc. of our reports dated March 19, 2008, relating to the consolidated financial statements of Flotek Industries, Inc. and Subsidiaries and the effectiveness of internal controls over financial reporting appearing in the Annual Report on Form 10-K of Flotek Industries, Inc. for the year ended December 31, 2007.

/s/ UHY LLP

Houston, Texas

March 19, 2008